UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2002	Commission File No. 1-12785
(Date of Earliest Event Reported: July 31, 2002)

NATIONWIDE FINANCIAL SERVICES, INC.
(Exact name of the registrant as specified in its charter)

DELAWARE	31-1486870
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One Nationwide Plaza
Columbus, Ohio 43215
(614) 249-7111
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Item 5.    Other Events.

On August 1, 2002, Nationwide Financial Services, Inc., or NFS, and Provident Mutual Life Insurance Company, or Provident, issued a joint press release announcing that on July 31, 2002 the Pennsylvania Deputy Insurance Commissioner approved the Sponsored Demutualization Application filed by Provident and NFS, subject to compliance with specified conditions.

On August 2, 2002, NFS announced that the registration statement on Form S-4 related to its sponsored demutualization of Provident has been declared effective by the Securities and Exchange Commission.

Also on August 2, 2002, NFS announced that it has scheduled a Special Meeting of shareholders to be held at One Nationwide Plaza, Columbus, Ohio, on September 13, 2002 at 3:00 p.m. Eastern Time for the purpose of voting on a proposal to approve the issuance of shares of Class A common stock of NFS to certain eligible members of Provident in connenction with the proposed sponsored demutualization of Provident.

If approved by Provident’s members and NFS’ shareholders and if all other conditions in the merger agreement relating to the proposed sponsored demutualization are satisfied, the transaction is expected to be completed on or about October 1, 2002.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1
Joint press release of NFS and Provident dated August 1, 2002 announcing that on July 31,
2002 the Pennsylvania Deputy Insurance Commissioner approved the Sponsored Demutualization Application filed by Provident and NFS.

Exhibit 99.2
Joint press release of NFS and Provident dated August 2, 2002 announcing that on August 2, 2002, the Securities and Exchange Commission declared NFS’ Form S-4 effective and providing details of Special Meetings related to NFS’ sponsored demutualization of Provident.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: August 2, 2002	/s/ Mark R. Thresher
Mark R. Thresher, Senior Vice President—Finance (Chief Accounting Officer)